EXHIBIT 99.2

                           BANC ONE AUTO TRUST 1996-A
                         ANNUAL STATEMENT FOR FORM 10-K
                                DECEMBER 31, 1997


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                                                                                                                Dollars ($)
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I.  STATEMENT TO CERTIFICATEHOLDERS

(i)  Amount of 1997 distribution allocable to principal:
    (a) Class A Certificates                                                                                    $152,844,116.65
    (b) Class B Certificates                                                                                      $7,201,463.30
                                                                                                                ---------------
Total Principal                                                                                                 $160,045,579.95


(ii) Amount of 1997 distribution allocable to interest:
    (a) Class A Certificates                                                                                     $15,684,001.14
    (b) Class B Certificates                                                                                        $757,145.03
                                                                                                                ---------------
Total Interest                                                                                                   $16,441,146.17


(iii) Pool Balance as of the close of business on December 31, 1997, after each
      giving effect to payments allocated to principal reported under (i) above on such date                    $189,734,759.24


(iv) Aggegate outstanding principal balances and pool factors for each class of securities, after giving effect to all payments reported under clause (i)
              (a) Class A Principal Balance                                                                     $181,197,391.93
              (b) Class A Pool Factor                                                                                 0.3529773
              (c) Class B Principal Balance                                                                       $8,537,367.31
              (d) Class B Pool Factor                                                                                 0.3529773


(v)  Amount of the Total Servicing Fee paid to the Servicer with respect to the year ended December 31, 1997
      (a)  Total Servicing Fee                                                                                    $2,692,290.94


(vi) Amount of Aggregate Realized Losses for the year ended December 31, 1997                                     $6,894,680.95


(vii) (a) Aggregate amount withdrawn from the Reserve Account and deposited in the Collection Account               $109,580.66
      (b) Specified Reserve Account Balance as of December 31, 1997                                              $17,076,128.33
      (c) Aggregate Reserve Account release to seller for the year ended December 31, 1997                       $12,821,946.78
      (d) Balance of the Reserve Account as of December 31, 1997                                                 $17,076,128.33
      (e) 1997 Average of Charge-off Rates                                                                                 3.04%
      (f) 1997 Average of Delinquency Percentages                                                                          1.17%


(viii)  (a)  Class A Certificateholder Interest Carryover Shortfall                                                       $0.00
        (b)  Class A Certificateholder Principal Carryover Shortfall                                                      $0.00
        (c)  Class B Certificateholder Interest Carryover Shortfall                                                       $0.00
        (d)  Class B Certificateholder Principal Carryover Shortfall                                                      $0.00


(ix)  Aggregate Purchase Amounts paid by the Seller or the Servicer with respect to the year ended                        $0.00
      December 31, 1997

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(x)  Delinquent Receivable
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                                                                              Dollar Amount         %        # of Units
                                                                              ------------------------------------------

              (a) 30-59 Days Delinquent                                        $6,724,554            3.54%      748
              (b) 60-89 Days Delinquent                                        $1,663,008            0.88%      185
              (c) 90 Days or More Delinquent                                   $1,587,869            0.84%      156


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